UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MAMA’S CREATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MAMA’S CREATIONS, INC.

25 Branca Road

East Rutherford, New Jersey 07073

(201) 531-1212

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

TO BE HELD JULY 3, 2025

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mama’s Creations, Inc., a Nevada corporation, which will be held on July 3, 2025, at 12:00 P.M. Eastern. The Annual Meeting will be a virtual meeting to be held as a listen-only conference call by calling 877-407-3088 (Toll Free). The meeting will be held solely by remote communication, and there will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com.

The meeting will be held for the following purposes:

1.	election of five (5) directors;

2.	ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026; and

3.	advisory vote to approve executive compensation.

In addition, at the Annual Meeting, we will conduct any other business that may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on May 6, 2025, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection for ten days prior to the Annual Meeting at the Offices of the Company located at 25 Branca Road, East Rutherford, New Jersey 07073.

By Order of the Board of Directors

May 20, 2025	/s/ Adam L. Michaels
East Rutherford, New Jersey	Adam L. Michaels
CEO and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held July 3, 2025.

The Notice of Annual Meeting & Proxy Statement, Annual Report, and Form of Proxy are available electronically at:

www.MAMA.vote

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

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MAMA’S CREATIONS, INC.

25 Branca Road

East Rutherford, New Jersey 07073

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 3, 2025

This proxy statement is being furnished to the stockholders of Mama’s Creations, Inc. (together with its subsidiaries, “Company”, “Mama’s Creations,” “we,” “us,” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held via the internet on July 3, 2025, and at any and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this proxy statement is a proxy/voting instruction form (the “Proxy”) for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. It is contemplated that this proxy statement and any accompanying form of proxy will be first mailed to Mama’s Creations stockholders on or about May 20, 2025.

The Company will solicit stockholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable out-of-pocket costs. In addition, the Company may use the services of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the principal executive offices of the Company located at 25 Branca Road, East Rutherford, New Jersey 07073 so that stockholders of record may inspect the list only for proper purposes.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on May 6, 2025, the record date for the meeting (the “Record Date”), and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By giving your proxy, you are authorizing the designated persons the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you authorize the proxies but do not give directions with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments or postponements thereof.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Thursday, July 3, 2025, at 12:00 P.M. Eastern. The meeting will be held solely by remote communication and there will not be a physical meeting location.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholder of Record: If your shares of common stock are registered directly in your name with the Company’s transfer agent, Equity Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.”

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name.” If you are a beneficial stockholder, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote.

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Q:	How do I vote?

A:	While you should follow the specific voting instructions given by your bank, broker or other nominee, here is a summary of the common voting methods:

Stockholders of Record

A stockholder of record may vote shares in any of the following ways:

●	mailing a completed and signed proxy card in the enclosed return envelope by following the instructions set forth in the enclosed proxy card;

●	voting over the Internet as instructed on the enclosed proxy card; or

●	voting by telephone (separate from the listen-only line for the virtual meeting) as instructed on the enclosed proxy card.

If you vote by Internet or by telephone, then your electronic vote will authorize the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

Beneficial Owners

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), then you should receive voting instructions from your brokerage firm, bank, or other similar agent.

If you are a beneficial owner who holds their shares in street name, then you will need to request and obtain a legal proxy from your bank, broker or nominee in order for you to vote during the Annual Meeting. In addition, you may request paper copies of this proxy statement from your broker, bank or nominee by following the instructions they provide to you.

The Board knows of no other matters that may be brought before the meeting other than those set forth in this proxy statement. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

Q:	Who may attend the Annual Meeting?

A:

Our Board has fixed the close of business on the Record Date for purposes of determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, 37,599,015 common shares of our stock were outstanding, each of which represents one vote to be cast on each matter presented at the Annual Meeting.

Q:	How may I attend the Annual Meeting?

A:

Although we encourage all record holders and beneficial owners to cast their votes in advance via proxy, they may listen to the Annual Meeting proceedings via live audio conference and participate via online voting. Set forth below is a summary of the information needed to attend the Annual Meeting:

Listen Only

●	Whether or not they have cast their votes in advance of the meeting, record holders and beneficial owners may access an audio-only conference call by calling 877-407-3088 (Toll Free) or +1 877-407-3088 (International) and verifying their status as a stockholder. Please have your 12-digit control number available to expedite verification.

Stockholders of Record (direct)

●	Stockholders of record as of the Record Date can access the audio-only conference call identified above by verifying their status as a stockholder. Please have your 12-digit control number available to expedite verification.

●	Stockholders of record as of the Record date also can vote while polls are open during the Annual Meeting by visiting www.MAMA.vote and entering their 12-digit control number.

Beneficial Owners (via legal proxy)

●	Any beneficial owner who desires to vote during the Annual Meeting will need to obtain a legal proxy from their broker, bank or other agent sufficiently in advance of the Annual Meeting.

Once you have requested and received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com, with the subject line “Legal Proxy.” Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid legal proxy attached to your email).

Requests for recognition of a legal proxy must be received by Equity Stock Transfer as far in advance as possible, but no later than 5:00 p.m. Eastern Time, on July 1, 2025. Timely submissions should receive a confirmation email from equitystock.com, which will provide a unique 12-digit control number.

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●	A beneficial owner who has completed the legal proxy request and submission process (described above) can access the audio-only conference call identified above by verifying their status as a stockholder with a legal proxy in place. Please have your 12-digit control number available to expedite verification.

●	Those beneficial owners who possess a control number also can vote while polls are open during the Annual Meeting by visiting www.MAMA.vote and entering their 12-digit control number for verification.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:	Technicians will be ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

Q:	If I voted by proxy, can I still attend and vote at the Annual Meeting?

A:	Yes. Even if you have already voted by proxy, you may still vote online during the Annual Meeting so long as you contact Equity Stock Transfer at proxy@equitystock.com at least 24 hours before the start of the Annual Meeting.

If you are a beneficial owner whose shares are held in street name, then you are not the stockholder of record, and you must also complete the legal proxy request and submission process before the applicable deadline, as summarized above.

Q:	May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

A:	Yes, if you own shares of common stock as a stockholder of record, you may change your vote at any time before your proxy is voted at the Annual Meeting in one of four ways:

1.	timely deliver a valid later-dated proxy by mail by following the instructions set forth in the enclosed proxy card;

2.	timely deliver written notice that you have revoked your proxy to our corporate secretary at the following address:

Mama’s Creations

25 Branca Road

East Rutherford, NJ 07073

Attn: Corporate Secretary

3.	timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the proxy card; or

4.	attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting, however, will not revoke your proxy or change your voting instructions; you must vote online during the Annual Meeting to change your vote.

If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke your proxy at any time before it is exercised by:

●	following the requirements of your bank, broker or nominee through which your shares are registered; or

●	voting online at the Annual Meeting by obtaining a legal proxy from your bank, broker or nominee and submitting the legal proxy with your ballot.

Q:	How does discretionary voting authority apply?

A:	If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Adam L. Michaels and Anthony Gruber, or either of them, to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted consistent with the Board’s voting recommendations and FOR or AGAINST any other properly raised matters at the discretion of Adam L. Michaels and Anthony Gruber.

Q:	What constitutes a quorum?

A:	According to our Bylaws, one or more persons present at the meeting in person and holding or representing by proxy more than 50% of the total issued shares constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, vote by telephone or Internet, or attend the Annual Meeting virtually. Abstentions and broker non-votes are counted as “shares present and entitled to vote” at the Annual Meeting for purposes of determining whether a quorum is present at the meeting.

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Q:	What are broker non-votes?

A:	A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you, and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on Proposals 1 or 3 at the Annual Meeting and will be considered “broker non-votes,” having no effect on the relevant resolution. Conversely, Proposal 2 is considered to be “routine,” and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.

Q:	What are the required votes for each proposal?

A:	Each proposal will be decided by a separate vote based on the following standards (assuming a quorum is present):

1.	Election of Directors — Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, which means that the five nominees receiving the most votes will be elected.

2.	Ratification of Auditors — This proposal will be approved if the votes cast for exceed the votes cast against the action.

3.	Executive Compensation — This proposal will be approved if the votes cast for exceed the votes cast against the action.

Q:	How do I submit a stockholder proposal or director nomination for the next Annual Meeting?

A:	Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our Annual Meeting of Stockholders to be held in 2026 must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than January 20, 2025.

If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as a director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our corporate secretary at our principal executive office, which is 25 Branca Road, East Rutherford, NJ 07073. To be timely under our Bylaws, we must receive notice of the stockholder’s intention to propose an item of business or to nominate persons for election as a director no later than thirty days prior to the meeting date, and the notice must otherwise comply with certain other requirements contained in our Bylaws as well as all applicable statutes and regulations.

In any case, a stockholder’s notice will not be deemed to be submitted until we have received all of the required information.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the annual meeting of stockholders to be held in 2026 is changed by more than 30 calendar days from the anniversary of this year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made. Accordingly, for the 2026 annual meeting, we must receive such notice no later than May 4, 2026.

Q:	What does it mean if I receive more than one proxy card?

A:	Your shares are likely registered differently or are held in more than one account. You should complete and return each proxy card you receive to guarantee that all of your shares are voted.

Q:	Who pays to prepare, mail and solicit the proxies?

A:	The Company is paying all of the costs of preparing and mailing this proxy statement and soliciting proxies for this Annual Meeting. We do not compensate our directors, officers and employees for mailing proxy materials or soliciting proxies in person, by telephone or otherwise.

Q:	Can I access these proxy materials on the Internet?

A:	Yes. This Proxy Statement, Annual Report on Form 10-K, a sample form of proxy, and a link to the means to vote by Internet are available at www.MAMA.vote.

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PROPOSAL 1:

ELECTION OF DIRECTORS

The Board currently consists of eight authorized directors. The Board has fixed at five the number of directors to be elected at the Annual Meeting. The Nominating and Governance Committee of the Board has nominated five incumbent directors, identified below, to stand for election, each to serve a one-year term to expire at the next annual meeting of stockholders or until their successor is duly qualified and elected. Steven R. Burns retired from the Board in connection with his retirement as an employee of the Company effective April 30, 2025. Additionally, current directors Alfred D’Agostino and Thomas Toto have not been nominated for election and their respective terms will expire at the Annual Meeting. The Board wishes to express its sincere gratitude to each of Messrs. Burns, D’Agostino, and Toto for their many significant contributions and years of dedicated service to the Company and its stockholders. As a result of the foregoing, the Board, upon recommendation of its Nominating and Governance Committee, has also acted to establish that the Board consists of a total of five directorships immediately following the conclusion of the Annual Meeting.

The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If no choice has been specified by a stockholder, the shares will be voted FOR the nominees.

Director Nominee	Age	Titles	Director Since
Lynn L. Blake	58	Lead Independent Director	2023
Meghan Henson	56	Director	2023
Dean Janeway	81	Director	2012
Adam L. Michaels	48	Chief Executive Officer, Chairman of the Board of Directors	2022
Shirley Romig	47	Director	2023

If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Required Vote

Provided a quorum is present, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, which means that the five nominees receiving the most votes will be elected. Abstentions and broker non-votes will have no effect on the vote on this Proposal 1.

Director Nominees

The following sets forth certain information about each of the director nominees:

Lynn L. Blake has over 30 years of financial leadership experience, including Chief Financial Officer experience at multiple publicly traded companies, a private equity-owned portfolio company, and a venture-backed startup. Most recently, Ms. Blake was Chief Financial Officer of Nuwellis, Inc., a medical device company, from October 2022 to September 2023. Prior to this, she was Managing Director at Growth Operators LLC, a business consulting firm, from January 2020 to October 2022. Before this, Ms. Blake was Chief Financial Officer at Tactile Systems Technology, Inc., a medical device development company, from April 2016 to September 2018. Her career began in the management development track at Honeywell International, and subsequent key highlights include successful public markets execution and transaction experience as a C-suite executive at several publicly traded companies. Currently, Ms. Blake serves on various private and non-profit boards, including Iterro, Inc., Elire, Inc., Volunteers of America – MN/WI and the CFO Leadership Council Twin Cities chapter. Ms. Blake holds a BBA in Accounting & Finance from the University of Wisconsin – Madison, as well as an MBA from the Carlson School of Management at the University of Minnesota.

In nominating Ms. Blake as a director, the Board considered her expertise and numerous years of experience in financial leadership, as well as her background in other senior leadership positions and public company experience.

Meghan Henson is an experienced senior human resources executive, having held senior HR roles in organizations across multiple industries. She is presently the Chief Human Resources Officer (CHRO) of Agilent Technologies of Santa Clara, CA. Her earlier leadership roles include Chief People Officer at Aetna Insurance in Hartford, CT from 2023-2024, CHRO of Avantor in Radnor, PA from 2020-2023, CHRO of XPO Logistics, Greenwich, CT from 2016-2020 and CHRO of Chubb Insurance, Warren, NJ from 2013-2016. Earlier in her career, Meghan held various HR leadership roles with PepsiCo from 2004-2013. Prior to PepsiCo, she served as Senior Manager, Human Capital for Deloitte Consulting from 2001-2004 and Manager, HR and Change Management for Towers Perrin (now Willis Towers Watson) from 1997-2001. She holds an MBA with emphasis in Organizational Behavior from the University of Michigan and a Bachelor of Arts, Political Science and East Asian Studies at University of Wisconsin – Madison. During her tenure at the University of Wisconsin – Madison, she was elected Student Body President.

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The Board determined that Ms. Henson’s breadth of executive experience and expertise in leading human resources functions for large companies would provide valuable insight to the Board.

Dean Janeway is an executive with more than 40 years of broad leadership skills and extensive experience in the areas of corporate strategy, business development, operational oversight and financial management. From 1966 through 2011, Mr. Janeway served in various positions at Wakefern Food Corp., the largest retailer- owned cooperative in the United States. From 1966 through 1990, Mr. Janeway advanced through various positions of increasing responsibility including positions in Wakefern’s accounting, merchandising, dairy-deli, and frozen foods divisions. From 1990 through 1995 Mr. Janeway provided oversight for all of Wakefern’s procurement, marketing, merchandising, advertising and logistics divisions. From 1995 until his retirement in 2011, Mr. Janeway served as President and Chief Operating Officer of Wakefern, providing primary oversight for the company’s financial and treasury functions, human resources, labor relations, new business development, strategic acquisitions, government relations, corporate social responsibility, sustainability initiatives and member relations. Mr. Janeway previously served as the chairman for the National Grocers Association from 1993 through 2001. From 2009 through the present, Mr. Janeway has served as the Chairman of the Foundation for the University of Medicine and Dentistry of New Jersey. Mr. Janeway received his B.A. in Marketing from Rutgers University.

The Board determined that Mr. Janeway’s qualifications to serve as a director include his notable business and leadership experience in all areas of management, particularly in the food industry. He also has experience in the area of wholesale distribution, due to his past position at Wakefern and possesses knowledge of running and managing companies and a proven track record of success in such endeavors.

Adam L. Michaels was appointed Chief Executive Officer and a member of the Board of Directors of the Company effective September 6, 2022 and was appointed Chairman of the Board effective February 1, 2023.

Mr. Michaels is an experienced food industry executive and former management consultant. Prior to joining the Company, he worked at Mondelez International, a multinational food and beverage company. Over nine years, he held numerous roles with increasing responsibility at Mondelez across Supply Chain, Commercial Sales & Marketing, and Strategy. Mr. Michaels was most recently responsible for M&A and Commercial activities within North American Ventures – a business unit comprised of smaller, high-growth brands. Before joining Mondelez, Mr. Michaels was a Principal at Booz & Company, a management consulting firm, for seven years, where he specialized in the Food & Beverage sector. Mr. Michaels holds an MBA in Marketing & Management from Columbia Business School and a BSE in Bioengineering from the University of Pennsylvania.

The Board determined that Mr. Michaels is qualified to serve as a director given his extensive food and beverage experience, corporate strategy background, understanding of consumer insights and analytics, and prior work accelerating brands across their growth lifecycles.

Shirley Romig has 25 years of experience in operationalizing growth strategies and leading transformational initiatives in complex consumer and technology organizations. Ms. Romig currently serves as the Chief Operating Officer at Techstars, the preeminent venture investor of early-stage startups globally. Prior to that, Ms. Romig was the CEO and Co-Founder of Mixo Group, Inc., a digital creator platform for the $1.7T food market. From 2019-2022, Ms. Romig was Vice President with Lyft, leading Global Operations, East and Canada. From 2017-2019, Ms. Romig led six lines of businesses at Equinox Fitness Clubs as Group Vice President. From 2016-2017, Ms. Romig was the Head of Retail Strategy for SapientRazorfish, a global digital agency. From 2013 to 2015, Ms. Romig was the Senior Vice President of Corporate Strategy with HBC responsible for implementation of growth initiatives across Saks Fifth Avenue, Saks OFF 5th, Lord & Taylor and Hudson’s Bay in Canada. Ms. Romig also served as a Vice President for Saks Incorporated where she led the company’s omnichannel transformation work and launched Saksoff5th.com as well as numerous growth initiatives for Saks.com. Earlier in her career, Ms. Romig worked in equity research and digital and strategy consulting. Ms. Romig also serves on the Board of Directors for Lovesac (Nasdaq: LOVE), a publicly traded home furnishings company, and is the Chair of the Nominating and Governance Committee. Ms. Romig holds an M.B.A. from the Darden School of Business and a Bachelor of Science from the McIntire School of Commerce, both at the University of Virginia.

In nominating Ms. Romig as a director, the Board considered her expertise in leading transformational initiatives across a number of industries, and her background in growth strategy implementation and public company experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

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CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of Lynn L. Blake, Meghan Henson, Dean Janeway and Shirley Romig, as well as current directors Alfred D’Agostino and Thomas Toto, are “independent directors” as defined in the applicable listing standards of the Nasdaq Stock Markets LLC (“Nasdaq”) and that each of them is also an independent director under Rule 10A-3 of the Exchange Act for the purpose of audit committee membership.

Board Leadership Structure

Our Company does not have a written policy with respect to separation of the roles of Chief Executive Officer and Chairman because the Board believes it is in the best interests of our stockholders to make that determination based on the applicable circumstances. However, the Board has an established practice that, whenever the roles of Chief Executive Officer and Chairman are combined, the Board will appoint an independent lead director.

Ms. Blake has served as Lead Independent Director since her appointment by the Board to that position effective May 2024. The Board believes Ms. Blake’s experience as a member of boards of directors and as chair of our Board’s Audit Committee qualifies her to serve as our Lead Independent Director. The Board has determined that, based on the current characteristics and circumstances of the Company at this time, separating the roles of Chairman and Chief Executive Officer is not necessary and having Mr. Michaels serve in both roles is both appropriate and in the best interests of our stockholders.

Our Lead Independent Director (i) organizes, convenes and presides over executive sessions of the independent directors, (ii) serves as a liaison between the Chief Executive Officer and the independent directors, (iii) consults with the Chief Executive Officer and other members of management in establishing schedules and agendas for meetings of the Board, and (iv) serves in such other capacities with such other duties as the independent directors may determine from time to time.

The Board’s Role in Risk Oversight

The Board is actively involved in the oversight of risks facing our Company and endeavors to provide management with guidance on the mitigation of identified risks as well as risks related to our overall operations. Among other risks, the Board maintains oversight of product liability risks and has not specifically assigned oversight for that risk area to any of the Board’s committees. The Board has designated certain committees of the Board as responsible for other areas of risk relating to their respective focuses:

●	The Audit Committee is responsible for the oversight of financial risk relating to our consolidated financial statements and financial reporting processes (including our disclosure controls and internal control over financial reporting) and cybersecurity, information technology, and data security risks and threats.

●	The People and Compensation Committee is responsible for the oversight of company-wide compensation risk and reviews on an annual basis whether the risks arising from our compensation policies and practices concerning our employees generally are reasonably likely to have a material adverse effect on the Company.

●	The Nominating and Governance Committee monitors the risks related to our governance structure, policies and procedures.

The chair of each committee is responsible for reporting to the full Board the activities of the committee, the significant issues that have been presented to or otherwise discussed by the committee, and the committee’s final determination with respect to such issues, as appropriate. By leveraging the particular competencies of its committees, the Board actively utilizes its leadership structure to administer its role in the risk oversight of the Company.

Risks Arising from Compensation Policies and Practices

Our management evaluates the risks arising from our company-wide compensation policies and practices with respect to employees. Management has analyzed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. In connection with its risk oversight role, our People and Compensation Committee reviews management’s analyses and conclusions.

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Committees of the Board and Meeting Attendance

The Board met six times during the fiscal year ended January 31, 2025. All directors attended greater than 75% of the meetings of the Board and of the committees on which they served during that same fiscal year. We do not have a policy regarding attendance of members of the Board at annual meetings of our stockholders. All of our directors attended our last annual meeting of stockholders, which was held virtually in July 2024.

Our Board maintains an Audit Committee, a People and Compensation Committee and a Nominating and Governance Committee. The following is a description of the functions performed by each of these committees.

Audit Committee

Mses. Blake, Henson and Romig currently serve as members of the Company’s separately designated Audit Committee, in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with Ms. Blake acting as its Chair. During the fiscal year ended January 31, 2025, the Audit Committee met four times. The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2025 with the Company’s management. The Board has determined that Ms. Blake and Mr. Janeway are each an “audit committee financial expert” as defined by applicable regulations of the SEC.

The function of the Audit Committee, as detailed in the Audit Committee Charter, available on our website at https://ir.mamascreations.com/governance-management-directors, is to provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, management practices, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

The independent directors meet the heightened independence standards of Nasdaq and the SEC.

The Board of Directors pre-approved all services provided by our independent auditors for the fiscal year ended January 31, 2025.

People and Compensation Committee

Meghan Henson, Lynn L. Blake and Shirley Romig currently serve as members of the People and Compensation Committee, with Ms. Henson acting as its Chair. During the fiscal year ended January 31, 2025, the People and Compensation Committee met two times. The People and Compensation Committee charter is available on our website at https://ir.mamascreations.com/governance-management-directors.

Each member of the People and Compensation Committee meets the heightened independence standards of Nasdaq and the SEC.

The People and Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The People and Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans, (iv) administer the Company’s clawback policy, and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the People and Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by other executive officers and other key employees.

The People and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Nominating & Corporate Governance Committee

Dean Janeway, Meghan Henson, Shirley Romig, and Lynn L. Blake currently serve as members of the Nominating & Corporate Governance Committee, with Mr. Janeway acting as its Chair. During the fiscal year ended January 31, 2025, the Nominating & Corporate Governance Committee met four times.

The Nominating & Corporate Governance Committee’s role is to identify and recommend candidates for positions on the Board of Directors. The Nominating & Corporate Governance Committee’s policies are subject to annual review.

The function of the Nominating & Corporate Governance Committee, as detailed in the Nominating & Corporate Governance Committee Charter, available on our website at https://ir.mamascreations.com/governance-management-directors, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings. The Nominating & Corporate Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating & Corporate Governance Committee has a strong preference for candidates with prior board experience with public companies. The Nominating & Corporate Governance Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

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It is the policy of the Nominating & Corporate Governance Committee to consider candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating & Corporate Governance Committee will review all such recommendations.

The Nominating & Corporate Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any Committee of the Board upon expiration of such director’s term, using the same factors as described above for other Board candidates. The Nominating & Corporate Governance Committee will also take into account the incumbent director’s performance as a Board member.

Board Skill Matrix

The matrix below provides summary information regarding the candidates for and current Board of Directors in an easy-to-read format.

Qualification	Michaels	D’Agostino	Romig	Henson	Janeway	Toto	Blake
Independent Director		✔	✔	✔	✔	✔	✔
# of Other Public Company Boards			1
Background:
Active Employment	✔	✔	✔	✔
CEO Experience (public)	✔
CEO Experience (private)					✔	✔
CFO Experience (public)							✔
Senior Leadership Role in Other Company		✔	✔	✔	✔	✔	✔
Entrepreneurial Experience	✔	✔	✔		✔	✔
$500 million+ Revenue Corporate Experience	✔		✔	✔	✔	✔	✔
International Experience	✔		✔	✔		✔	✔
Finance & Accounting:
Financial Statement Literacy			✔			✔	✔
Audit Committee Financial Expert Qualification					✔		✔
Finance, Capital Allocation & Capital Markets			✔				✔
Operations:
Business Operations & Administration		✔	✔			✔
Sales & Marketing		✔			✔	✔
Development & Execution of Strategic Plans	✔	✔	✔			✔
Cybersecurity
Technology, Systems & Intellectual Property
Talent Management & HR			✔	✔
Industry:
Relevant industry experience (food)	✔	✔		✔	✔	✔
Corporate Governance & Transactions:
Corporate Governance (public)			✔	✔			✔
Mergers and Acquisitions
Public Company Experience (dir./officer non-Mama’s)			✔			✔	✔
Risk Management
Investor Relations							✔

Code of Ethics

We maintain a code of ethics that applies to our directors and officers. The Company’s senior management is charged with ensuring that the Code of Ethics and the Company’s corporate policies will govern, without exception, all business activities of the Company. The Code of Ethics addresses, among other things, the use and protection of Company assets and information, avoiding conflicts of interest, corporate opportunities and transactions with business associates and document retention.

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Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale, and other disposition of our securities by our directors, officers, and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. The policy prohibits buying or selling the Company’s common shares while aware of material non-public information about the Company and from disclosing (i.e., “tipping”) such information to others. A copy of our insider trading policy is filed as an Exhibit to our Annual Report on Form 10-K for the year ended January 31, 2025.

Employee, Officer, and Director Hedging

Each of our directors, officers, and other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge of offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds are generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to the Company, plus any other Company securities held by them, whether directly or indirectly.

Compensation Recoupment Policy

The Board believes that it is in the best interests of our Company and its shareholders to maintain a culture that emphasizes integrity and accountability and that reinforces our pay-for-performance compensation philosophy. Accordingly, we adopted a compensation recoupment policy in compliance with Rule 10D-1 of the Securities and Exchange Act of 1934, as amended, the SEC regulations promulgated thereunder, and the applicable Nasdaq rules. Under the policy, our Company is required to recover from covered executive officers on a reasonably prompt basis the amount of any erroneously awarded incentive-based compensation resulting from an accounting restatement due to the material noncompliance of our Company with any financial reporting requirement under the securities laws. The policy applies to incentive-based compensation received by covered executive officers on or after October 2, 2023.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of the grant of stock options occurs independently of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that all required reports during the fiscal year ended January 31, 2025 were filed in a timely manner, except for two transactions involving equity awards to Mr. Michaels that were inadvertently reported with incorrect amounts but promptly corrected by an amended Form 4.

Change in Independent Registered Public Accounting Firm

As previously disclosed, on October 21, 2024, the Audit Committee dismissed Rosenberg Rich Baker Berman P.A. (“RRBB”), which had been serving as the Company’s independent registered public accounting firm. On the same date, the Audit Committee approved the engagement of UHY LLP (“UHY”), to audit our financial statements for the fiscal year ended January 31, 2025. The decisions were approved by the Audit Committee after conducting a process.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended January 31, 2024 and 2023, and the subsequent interim period through and including July 31, 2024, there were no (i) disagreements between us and RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused it to make reference thereto in its reports on our financial statements for such periods or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The reports of RRBB on our consolidated financial statements for the fiscal years ended January 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended January 31, 2024 and 2023, and the subsequent interim periods through and including July 31, 2024, neither the Company nor anyone on its behalf consulted with UHY regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that UHY concluded was an important factor considered by us as any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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Independent Registered Public Accounting Firm Fees

The following table presents fees for services performed by UHY (fiscal year ended January 31, 2025) and RRBB (fiscal year ended January 31, 2024), including the audit of our annual financial statements, the review of our interim consolidated financial statements for each quarter in the respective fiscal year, and all other services performed:

	Fiscal Year Ended January 31,
	2025	2024
Audit Fees(a)	$487,000	$298,000
Audit-Related Fees(b)	–	14,000
Tax Fees(c)	–	29,000
All Other Fees	–	–
Total	$487,000	$341,000

(a) Includes assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, accounts consultations regarding the application of GAAP to proposed transactions, and services relating to comfort letters, consents and registration statement filings.

(b) Audit-related fees represent fees reasonably related to the assurance services. This category includes the audit of the employee benefit plan.

(c) Tax fees consist of professional fees primarily for tax compliance. These services include preparation of federal and state income tax returns.

UHY and RRBB did not provide any other services to the Company in the periods covered other than those summarized above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during the fiscal year ended January 31, 2025, as applicable, were pre-approved by our Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2025 with the Company’s management.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions with management and our independent registered public accounting firm identified above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2025 for filing with the SEC.

Lynn L. Blake (Chair)

Meghan Henson

Shirley Romig

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EXECUTIVE COMPENSATION

The following is an overview of the compensation awarded to, earned by, or paid to our named executive officers for our most recently completed fiscal year, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this Proxy Statement. Our “named executive officers” or “NEOs” for the fiscal year ended January 31, 2025 are:

Name	Title
Adam L. Michaels	Chief Executive Officer and Chairman
Anthony Gruber	Chief Financial Officer
Steven Burns(a)	Former Chief Administrative Officer

(a) Mr. Burns departed all positions with the Company and the Board and ended his employment on April 30, 2025, after the end of the applicable fiscal year.

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) for each individual who served as our principal executive officer in the fiscal year ended January 31, 2025, and the two other most highly compensated executive officers in the same fiscal year who were still serving as such on January 31, 2025, along with information concerning compensation earned for services in all capacities during each of the fiscal years ended January 31, 2025 and 2024.

Name and Position	Fiscal Year Ended	Salary(a) ($)	Bonus(b) ($)	Stock Awards ($)		Option Awards ($)	All Other Compensation(c) ($)	Total ($)
Adam L. Michaels	2025	450,000	375,000	200,000		200,000	15,000	1,240,000
Chief Executive Officer, Chairman	2024	450,000	185,000	3,657,312	(d)	–	15,000	4,307,312
Anthony Gruber	2025	250,000	100,000	–		–	15,000	365,000
Chief Financial Officer	2024	250,000	50,000	397,016	(d)	–	15,000	712,016
Steven Burns(e)	2025	255,000	65,000	–		–	15,000	335,000
Former Chief Administrative Officer	2024	241,460	50,000	–		–	15,000	306,460

(a) Actual amounts paid, based on the number of payroll periods during the applicable fiscal year.

(b) Discretionary bonuses approved and paid out during the applicable fiscal year, based on performance during the prior fiscal year.

(c) Represents annual automobile allowances.

(d) As disclosed in our 8-K filed October 20, 2023, the stock awards granted to Mr. Michaels and Mr. Gruber in the fiscal year ended January 31, 2024 included sign-on and annual grants that were contemplated to be issued during the fiscal year ended January 31, 2023 in each of such executive’s employment agreement, but had not yet been granted due to stock units not being a type of equity award under the Company’s 2021 Incentive Stock and Award Plan (the “2021 Plan”) prior to its amendment in October 2023. The number of units issued under each award, as detailed in the “Outstanding Equity Awards at Fiscal Year-End” table below, equal the number of units that would have been issued at the time initially contemplated by such executive’s employment agreement. For purposes of this table, the grant date fair values shown were computed in accordance with FASB ASC Topic 718 (“ASC 718”).

(e) Mr. Burns departed all positions with the Company and the Board and ended his employment on April 30, 2025, after the end of the fiscal year ended January 31, 2025.

Employment Agreements with NEOs

Chief Executive Officer

We are party to an employment agreement dated June 21, 2022 with Adam L. Michaels relating to his service as Chief Executive Officer for an initial term of five years. The agreement established an initial base salary of $325,000 per year, reviewed annually by the Board for possible increase based on his performance during the preceding fiscal year. The agreement also entitles Mr. Michaels to a target annual cash bonus equal to 100% of his base salary, with targets based on sales goals and pre-tax profit goals. The agreement provided for the award of sign-on restricted stock unit awards (“RSUs”) and five-year performance stock units (“PSUs”) and provides for annual awards of restricted stock units, in each case under the 2021 Plan.

Chief Financial Officer

We are party to an employment agreement dated September 19, 2022, with Anthony Gruber, relating to his service as Chief Financial Officer for an initial term of five years. The agreement established an initial base salary of $250,000 per year and provides for his eligibility to receive a year-end bonus of up to $125,000. He also received sign-on PSUs under the 2021 Plan. As part of the agreement, Mr. Gruber is subject to confidentiality and non-solicitation provisions regarding Mama’s Creations and certain covenants not to compete.

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Potential Payments upon Termination or Change-in-Control

Pursuant to the employment agreements with Mr. Michaels and Mr. Gruber, if either of their employment is terminated by us for any reason other than for “cause,” or is terminated by them for “good reason” (each term as defined in the respective employment agreement), then he will be eligible to receive, in addition to all compensation accrued through the termination date, subject to his execution and non-revocation of a release of claims, (a) a lump sum payment equal to his annualized base salary, (b) a prorated annual bonus based on actual performance for the performance year in which the termination occurs, (c) up to 12 months of premiums for continuation of health coverage following the termination, and (d) for Mr. Michaels, accelerated vesting of (i) all unvested annual RSUs that would vest during the one-year period following termination of employment, (ii) all unvested sign-on RSUs, and (iii) unvested sign-on PSUs will be earned based on actual performance of Mama’s Creations through the date of termination as if such date was the end of the performance period and prorated through the date of termination. If any such termination occurs within two years following a “change in control” (as defined in his employment agreement), then he will be entitled to receive the same types of payments, instead consisting of (x) a lump sum payment equal to two times his annualized base salary and (y) up to 18 months of premiums for continuation of health coverage. Double-trigger acceleration will also apply to the outstanding equity awards based on the terms of the applicable employment agreement.

Pursuant to the employment agreements with Mr. Michaels and Mr. Gruber, upon a change in control of Mama’s Creations during the applicable performance period of sign-on PSUs, the number of shares earned will be fixed based on the change in control stock price or pre-tax profit per share, as applicable, at that time for the trailing twelve-month period. If the PSUs remain outstanding and are assumed by Mama’s Creations’ successor following the change in control, the PSUs will cease being subject to performance vesting, but will remain subject to service-based vesting over the remainder of the applicable performance period.

Under the terms of the PSU award agreements, if an executive voluntarily terminates his or her employment or if we terminate such person’s employment for cause, the PSUs that have not vested will be forfeited. In the case of a termination (i) due to death, the executive receives a prorated vesting and payout of PSUs equal to the target number of PSUs prorated for the number of days employed during the performance period, or (ii) due to disability, the executive receives a prorated vesting and payout of PSUs equal to the actual number of PSUs that would have vested on the scheduled vesting date prorated for the number of days employed during the performance period.

Under the terms of the RSU award agreements, upon a termination due to death or disability, all unvested RSUs will accelerate and vest. If a change in control occurs prior to the final scheduled vesting date, then (i) if the unvested RSUs are continued, assumed or replaced in connection with the change in control and the executive’s employment is terminated within 12 months following the change in control due to an involuntary termination for reasons other than cause or a resignation for good reason, then all unvested RSUs will immediately vest in full.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers and outstanding as of January 31, 2025. As of that date, Mr. Burns did not have any equity awards outstanding.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested( a) ($)
Adam L. Michaels	10/18/2023						138,889	(b)	1,069,445	–		–
	10/18/2023						92,592	(b)	712,958	–		–
	10/18/2023						34,609	(c)	266,489
	10/18/2023						–		–	525,000	(d)	4,042,500
	10/18/2023						–		–	175,000	(e)	1,347,500
	9/24/2024						26,420	(f)	203,434	–		–
	9/24/2024	–	38,806	(g)	7.57	9/24/2034

Anthony Gruber	10/18/2023									187,430	(d)	1,443,211

(a)	Equals the number of shares underlying stock units multiplied by $7.70, the closing price of our common stock on January 31, 2025, the last trading day of the fiscal year, as reported by Nasdaq.
(b)	Scheduled to vest in two equal installments on September 22, 2025 and 2026.
(c)	Scheduled to vest in three equal installments on September 22, 2025, 2026, and 2027.
(d)

PSUs eligible to be earned and vest, if at all, based on percentage increase in Company’s stock price, beginning with $1.38 (which was the 90-calendar-day average closing price prior to September 22, 2022 and ending with the 90-calendar-day average closing price (for the days during such 90-calendar-day period on which Company’s stock is traded) ending on September 22, 2027. The number of unearned units for the award for Mr. Michaels was calculated assuming payout at threshold performance (20% CAGR). The number of unearned units for the award for Mr. Gruber was calculated assuming payout at threshold performance (20% CAGR), which would result in the issuance of common stock equal to 0.5% of the then-current total outstanding shares of common stock (assumes that 37,599,015 shares are outstanding upon vesting).

(e)	PSUs eligible to be earned and vest, if at all, based on pre-tax profit per share adjusted for non-recurring events (as determined by the Committee). The “Beginning Base” is the pre-tax profit per share, as adjusted, for the Company’s fiscal year ended January 31, 2022, which was $0.0299. Actual performance will be based on the pre-tax profit per share for the Company’s fiscal year ending January 31, 2027. The number of unearned units was calculated assuming payout at threshold performance (20% CAGR).
(f)	Scheduled to vest in four substantially equal annual installments on September 22, 2025, 2026, and 2027, and 2028.
(g)	Scheduled to vest in three substantially equal annual installments on September 22, 2025, 2026, and 2027.

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Pay Versus Performance Table

The following table sets forth additional compensation information of our principal executive officers (“PEOs”) and averaged compensation information for our other named executive officers (“Other NEOs”) along with total stockholder return (“TSR”) and net income for the fiscal years ended January 31, 2025, 2024, 2023 and 2022.

Fiscal Year	Summary Compensation Table Total for PEOs(a)		Compensation Actually Paid to PEOs(b)		Average Summary Compensation Table Total for Other	Average Compensation Actually Paid to Other	Value of Initial Fixed $100 Investment Based On	Net Income
Ended	Wolf	Michaels	Wolf	Michaels	NEOs(a)	NEOs(b)	TSR(c)	(Loss)(d)
2025	$–	$1,240,000	$–	$7,943,339	$350,000	$1,288,401	$411.76	$3,711
2024	–	4,307,312	–	5,824,233	509,238	714,624	230.48	6,561
2023	142,167	135,417	142,167	135,417	172,972	172,972	106.94	2,302
2022	215,000	–	215,000	–	206,978	206,978	103.74	(252)

(a)	Carl T. Wolf ceased services as Chief Executive Officer (principal executive officer) and Adam L. Michaels commenced service as Chief Executive Officer in September 2022. For the fiscal years ended January 31, 2025 and 2024, the Other NEOs were Steven Burns and Anthony Gruber. For the fiscal year ended January 31, 2023, the Other NEOs were Matthew Brown, Steven Burns, Anthony Gruber, and Lawrence Morgenstein. For the fiscal year ended January 31, 2022, the Other NEOs were Matt Brown, Steven Burns and Lawrence Morgenstein.

(b)	SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine “compensation actually paid” (“CAP”) as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. None of our NEOs have participated in a pension plan; therefore, no adjustment from the SCT total related to pension value was made. A reconciliation of total compensation from the SCT to CAP to our PEO and our Other NEOs (as an average) for the fiscal year ended January 31, 2025 is shown below:

Adjustments	PEO ($)		Other NEOs (average) ($)
Total Compensation from SCT	1,240,000		350,000
– SCT amounts of stock and option awards	(400,000)		–
+ Fair value at fiscal year-end of awards granted during the fiscal year ended January 31, 2025 that are outstanding and unvested at year-end	400,881	(1)	–
+/- Difference between fair value of awards from January 31, 2024 to January 31, 2025 for awards granted in any prior fiscal year that were outstanding and unvested at January 31, 2025	6,290,807		938,401
+/- Vesting date fair value for awards granted and vested during the fiscal year ended January 31, 2025(2)	–		–
+/- Change in fair value from the January 31, 2024 to the vesting date for awards granted in any prior fiscal year which vested during the fiscal year ended January 31, 2025	411,651		–
– Fair value at January 31, 2024 for awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the fiscal year ended January 31, 2025	–		–
+ Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the fair value of the award or the SCT for the fiscal ended January 31, 2025	–		–
Compensation Actually Paid (as calculated)	7,943,339		1,288,401

(1)	For purposes of the foregoing adjustments, the year-end value of stock unit awards was determined using the closing price of our common stock on January 31, 2025, the last trading day of the fiscal year, which was $7.70. For PSUs that were unvested as of January 31, 2025, the fair value as of fiscal year-end was determined assuming payout at threshold performance.
(2)	Value based on the closing price of our common stock on the applicable vesting date.

(c)	TSR as calculated based on a hypothetical fixed investment of $100.00 measured from the market close on January 29, 2021 (the last trading day of the fiscal year ended January 31, 2021) through and including the end of each fiscal year reported in the table, assuming that all dividends (if applicable) were reinvested.
(d)	Dollar amounts reported represent amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Relationship Between Pay and Performance

The charts shown below present a graphical comparison of CAP to our PEO and the average CAP to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR and (2) net income.

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DIRECTOR COMPENSATION

Our director compensation arrangements provide each non-employee director with the same combination of (a) cash and (b) RSUs based on a target dollar value. The People and Compensation Committee conducts periodic review of the compensation of non-employee directors. The following table sets forth the compensation received for service by our non-employee directors during fiscal year ended January 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)
Lynn L. Blake	40,000	40,000	80,000
Alfred D’Agostino(b)	40,000	40,000	80,000
Meghan Henson	40,000	40,000	80,000
Dean Janeway(b)	40,000	40,000	80,000
Shirley Romig	40,000	40,000	80,000
Thomas Toto(b)	40,000	40,000	80,000

(a)

Represents grant date fair value of 5,340 shares of common stock underlying time-vested restricted stock units granted to each non-employee director on July 3, 2024. Shares underlying the awards were scheduled to vest on the last date of each of the four subsequent fiscal quarters with the first vesting having occurred on July 31, 2024, provided that in any event the award was eligible to vest in full immediately prior to the start of the Annual Meeting, so long as the recipient remained a member of the Board as of the vesting time. As of January 31, 2025, each non- employee director held 2,670 unvested restricted stock units.

(b)	See the description under “Transactions with Related Persons” below regarding a settlement agreement between the Company and Messrs. Burns, D’Agostino, Janeway, and Toto that was entered into during the fiscal year ended January 31, 2025, relating to service in prior fiscal years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of January 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Security Holders	3,636,507	(a)	$3.09	2,000,942	(b)
Equity Compensation Plans Not Approved by Security Holders	–		–	–
Total	3,636,507			2,000,942

(a)

Consisted of shares underlying the following outstanding awards, in each case granted under the 2021 Plan: (i) 103,806 shares underlying options, (ii) 352,701 shares underlying time-vested RSUs, and (iii) up to 3,180,000 shares underlying PSUs, assuming maximum possible payouts.

(b)	The 2021 Plan provides that, as of January 1 of each calendar year, the maximum number of shares that may be delivered under the 2021 Plan will automatically increase by a number sufficient to cause the number of shares of common stock covered by the 2021 Plan to equal 15% of the total number of shares of common stock then outstanding, assuming the conversion into common stock of all outstanding securities that are convertible by their terms (directly or indirectly) into common stock.

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TRANSACTIONS WITH RELATED PERSONS

We lease 20,188 square feet in a fully contained facility at 184 Allen Boulevard, Farmingdale, NY from 148 Allen Blvd LLC for production and distribution of our Creative Salads and The Olive Branch products. This property is owned by Anthony Morello, Jr., President of Creative Salads and The Olive Branch, as well as individuals related to Mr. Morello. During the fiscal years ended January 31, 2025 and 2024, we paid approximately $322,000 and $343,000, respectively, in rent and ancillary charges under this lease.

Upon consummation of the acquisition of the T&L Creative Salads business, the Company executed a $3,000,000 promissory note with the seller, T&L Creative Salads, Inc., of which Mr. Morello has continued to serve as President. Mr. Morello and individuals related to Mr. Morello are the sole shareholders of the seller. The promissory note requires annual principal payments of $750,000 payable on each anniversary of the closing, together with accrued interest at a rate of three and one-half percent (3.5%) per annum. During the fiscal years ended January 31, 2025 and 2024, we made payments to satisfy obligations under this note totaling approximately $803,000 and $829,000, respectively. As of January 31, 2025, the principal balance was $750,000, and we owed accrued but unpaid interest of $2,000.

The Company acquired a 24% minority interest in Chef Inspirational Foods, LLC (“CIF”) on June 28, 2022, and acquired the remaining interest on June 28, 2023 from the sellers, Siegel Suffolk Family, LLC and R&L Loeb Family, LLC. For the period from February 1, 2023 to June 28, 2023 the Company recorded sales to CIF of approximately $10.9 million. For the period from June 28, 2022 to January 31, 2023 the Company recorded sales to CIF of approximately $14.7 million. During the year ended January 31, 2024, the Company recorded commission expenses and consulting services expenses of approximately $267,000.

On May 15, 2024, we entered into a settlement agreement with then-current directors Alfred D’Agostino, Steve Burns, Dean Janeway, and Thomas Toto relating to certain options purported to have been granted by the Company in 2018 and 2019 that exceeded the availability under the Company’s equity plan at the time of grant. On September 4, 2018, the Company purported to grant each of the Directors an option to purchase 25,000 shares of Common Stock at an exercise price of $0.80 per share, and on July 31, 2019, the Company purported to grant each of the Directors an option to purchase 50,000 shares of Common Stock with an exercise price of $0.52 per share, in each case, as compensation for director service (all such options, the “Purported Options”). At each such date, however, the grants of the Purported Options would have exceeded the then-existing availability under the Company’s 2013 Incentive Stock and Award Plan and thus were not validly granted. In exchange for a release of any and all claims or rights related to the Purported Options, we agreed to issue each such director a payment of $112,500 and 16,918 shares of Common Stock in May 2024.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of the Board of Directors, as stated in its charter, is responsible for the review, approval or ratification of all “transactions with related persons” as that term refers to transactions required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC. In reviewing a proposed transaction, the Audit Committee must (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the Audit Committee. After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of May 6, 2025 by (i) each of our NEOs; (ii) each of our directors and director nominees; (iii) all of our current executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 37,599,015 shares of common stock outstanding as of the close of business on May 6, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of common stock listed below has sole voting and investment power as to the common stock owned unless otherwise noted. The table below includes the number of shares of common stock underlying options that are exercisable within 60 days from May 6, 2025. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Mama’s Creations, Inc., 25 Branca Road, East Rutherford, New Jersey 07073.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors
Adam L. Michaels	277,171		*
Anthony Gruber	–		–
Steven R. Burns(a)	1,415,803	(b)	3.8%
Lynn L. Blake	13,435)		*
Alfred D’Agostino	932,500	(c)	2.5%
Meghan Henson	16,639		*
Dean Janeway	356,613	(d)	*
Shirley Romig	16,639		*
Thomas Toto	843,368	(e)	2.2%
Current executive officers, directors, and nominees as a group (10 persons)	2,456,365		6.5%
5% or Greater Stockholders (Other than Executive Officers and Directors)
Wasatch Advisors LP 505 Wakara Way Salt Lake City, UT 84108	3,883,763	(f)	10.3%
Portolan Capital Management, LLC, et al. 2 International Place, FL 26 Boston, MA 02110	1,971,037	(g)	5.2%

(a)	Mr. Burns retired from all positions with the Company effective April 30, 2025.
(b)	All shares held by Steven R. Burns & Milva Burns as joint tenants.
(c)	Includes 783,304 shares held by Alfred D’Agostino Revocable Living Trust 11/6/2009, of which Alfred D’Agostino is the beneficial owner.
(d)	Includes 15,894 shares held by Mary Janeway & Dean Janeway Jt. Ten.
(e)	Includes 66,667 shares held jointly by Thomas and Andrea Toto.
(f)	Based on Schedule 13G filed with the SEC on January 10, 2024.
(g)	Based on Schedule 13G filed with the SEC on April 11, 2025. Portolan Capital Management, LLC is a registered investment adviser and reported holding the shares in its capacity as investment manager for various clients. George McCabe is reported as indirectly beneficially owning the shares as a result of his role as Manager of Portolan Capital Management LLC.

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PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, acting on the recommendation of its Audit Committee, has selected UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. UHY was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of UHY, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment of UHY is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of UHY is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding the preparation of the Company’s financial statements.

Required Vote

Provided a quorum is present, this Proposal 2 will be approved if the votes cast for exceed the votes cast against the action. Abstentions and broker non-votes will have no effect on the vote on this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

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PROPOSAL 3:
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of the named executive officers, as described in the “Executive Compensation” section of this proxy statement. While this vote is advisory and not binding on the Company, it will provide information to our Board and People and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the People and Compensation Committee will be able to consider when determining executive compensation for the fiscal year ending January 31, 2026 and beyond. In light of the results of the advisory vote last held at our annual meeting of stockholders held in 2024, it is our current policy to hold an advisory vote on the compensation of our named executive officers every year.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.

At the 2024 Annual Meeting, our stockholders approved the Say-on-Pay proposal, with more than 85% of the votes cast voting in favor of the proposal.

Required Vote

The vote on this Proposal 3 is advisory, and therefore not binding on the Company, the People and Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

This Proposal 3 will be approved if the votes cast for exceed the votes cast against the action. Abstentions and broker non-votes will have no effect on the vote on this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

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STOCKHOLDER COMMUNICATIONS

The Board of Directors of the Company has not adopted a formal procedure that stockholders must follow to send communications to it. The Board of Directors does receive communications from stockholders, from time to time, and addresses those communications as appropriate. Stockholders can send communication to the Board of Directors in writing to Mama’s Creations, Inc., 25 Branca Road, East Rutherford, New Jersey 07073, Attention: Board of Directors.

OTHER MATTERS

The Board knows of no other matters which may be brought before the meeting other than those set forth in this proxy statement. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of the materials relating to the Annual Meeting. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another stockholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or stockholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact your broker or us. You can make a request by contacting our Chief Financial Officer, by calling (201) 531-1212, or by mail at 25 Branca Road, East Rutherford, New Jersey 07073. If you currently participate in householding and would prefer to receive separate copies of materials for this or future annual meetings, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for the fiscal year ended January 31, 2025, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.mamascreations.com, under “Investors.” A copy of the annual report on Form 10-K will be sent to any stockholder without charge upon written request addressed to the attention of our Chief Financial Officer at Mama’s Creations, Inc., 25 Branca Road, East Rutherford, New Jersey 07073. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

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This proxy is solicited on behalf of the Board of Directors

MAMA'S CREATIONS INC.

25 Branca Road, East Rutherford, New Jersey 07073

VOTE BY INTERNET - www.MAMA.vote

Use the Internet to vote by proxy up until 7:00 PM. Eastern Time on July 2, 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it to EQUITY STOCK TRANSFER, 237 W 37th ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: ((347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The stockholder(s) hereby appoint(s) Adam L Michaels and Anthony Gruber, and each of them, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on this ballot, all of the shares of Common Stock of Mama's Creations, Inc., (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 P.M., EST on July 3, 2025 to be to be held virtually by calling 877-407-3088 (toll free) or +1-877-407-3088 (International), and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The undersigned hereby revokes any proxies submitted previously.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1. To elect five (5) Directors to to hold office for a one-year term and until each of their respective successors are duly elected and qualified. The nominees are:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	For	Withhold
1a. Lynn Blake	▢	▢
1b. Meghan Henson	▢	▢
1c. Dean Janeway	▢	▢
1d. Adam L. Michaels	▢	▢
1e. Shirley Romig	▢	▢

	For	Against	Abstain
2. To ratify the appointment of UHY LLP as the company's independent registered public accounting firm for the fiscal year ending January 31, 2026.	▢	▢	▢
3. To approve, on an advisory basis, the compensation of the named executive officers.	▢	▢	▢

Note: To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com

The Notice and Proxy Statement are available at www.MAMA.vote

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date